EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (file number 333-156595 and file number 333-153323) of Pegasi Energy Resources Corporation, of our report dated March 29, 2010 with respect to the consolidated financial statements of Pegasi Energy Resources Corporation included in its annual report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Whitley Penn LLP

Fort Worth, Texas
March 29, 2010